As filed with the Securities and Exchange Commission on January 20, 1999.
                                            Registration No. 333-________
   ======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                           _______________________

                                  FORM S-3
                           Registration Statement
                                    Under
                         The Securities Act of 1933
                           _______________________

                           CASTLE BANCGROUP, INC.
           (Exact Name of Registrant as Specified in Its Charter)

                 DELAWARE                          36-3238190
       (State or Other Jurisdiction             (I.R.S. Employer
     ofIncorporation or Organization)         Identification No.)

          CASTLE BANCGROUP, INC.               MR. JOHN W. CASTLE
         121 WEST LINCOLN HIGHWAY           121 WEST LINCOLN HIGHWAY
          DEKALB, ILLINOIS 60115             DEKALB, ILLINOIS 60115
              (815) 758-7007                     (815) 758-7007
      (Address, Including Zip Code,        (Name, Address, Including
     and Telephone Number, Including     Zip Code, and Telephone Number,
        Area Code, of Registrant's       Including Area Code, of Agent
       Principal Executive Offices)               for Service)

                               WITH A COPY TO:
                             GARY L. MOWDER, ESQ.
                            SCHIFF HARDIN & WAITE
                              6600 SEARS TOWER
                           CHICAGO, ILLINOIS 60606
                               (312) 258-5514
                           _______________________

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration
   Statement.
        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /X/
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________________

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                       CALCULATION OF REGISTRATION FEE
                                                                  Proposed Maximum      Proposed Maximum       Amount of
           Title of Each Class of           Amount To Be          Aggregate Price      Aggregate Offering     Registration
        Securities To Be Registered          Registered             Per Unit (1)            Price (1)             Fee
        ---------------------------         ------------          ----------------      -----------------     ------------
       Common Stock,
       $.33 par value  . . . . . . .           150,000                 $19.18              $2,877,000             $849


   (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

   PROSPECTUS
                           CASTLE BANCGROUP, INC.
              121 West Lincoln Highway, DeKalb, Illinois 60115

                               300,000 Shares
                   Common Stock, Par Value $.33 Per Share

                DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

        The Dividend Reinvestment and Stock Purchase Plan (the "Plan") described herein offers existing holders of common stock, par value $.33 per share, (the "Common Stock") of Castle BancGroup, Inc. (the "Company") an opportunity to reinvest automatically the dividends paid on the Common Stock in shares of Common Stock. In addition, eligible employees and eligible directors participating in the Plan may purchase additional shares of the Common Stock within the limitations provided in the Plan.

        Shares of Common Stock purchased under the Plan will be newly issued shares, treasury shares or shares purchased in the open market or in privately negotiated transactions. Until such time as an active market in the Common Stock develops, all purchases under the Plan will be satisfied with newly issued shares or treasury shares. The purchase price of Common Stock under the Plan will equal 100% of the Fair Market Value, as that term is defined in the Plan. The Company will pay the cost of administering the Plan and will pay the brokerage commissions or service charges applicable to the purchase of shares under the Plan.

        Current pricing information on the Common Stock is available in the "pink sheets" published in National Quotation Bureau, Inc. under the designation "Castle BancGroup, Inc." or the symbol "CTBG". The Common Stock is not listed on a national stock exchange or by NASDAQ. As of November 30, 1998, there was one market maker for the Common Stock. An interested investor may request information about the market maker from the Agent (see page 6). THE INVESTMENT CONSIDERATIONS ON DECIDING WHETHER TO PURCHASE THE COMMON STOCK OFFERED HEREBY ARE DISCUSSED IN THE "RISK FACTORS" SECTION OF THIS PROSPECTUS BEGINNING ON PAGE 3.

        This Prospectus should be retained for future reference.
                           _______________________

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SHARES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC") OR ANY OTHER GOVERNMENTAL AGENCY.
                           _______________________

     This document constitues part of a Section 10(a) Propsectus covering securities that have been registered under the Securities Act of 1933.

              The date of this Prospectus is January 21, 1999.

        NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND IN DOCUMENTS SUBSEQUENTLY INCORPORATED BY REFERENCE AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH THIS PROSPECTUS RELATES OR AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR OF THE PLAN OR THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              TABLE OF CONTENTS

                                                                     PAGE

   AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . .  1

   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . .  1

   THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

   PROSPECTUS SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . .  2

   RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
        Risk of Operations . . . . . . . . . . . . . . . . . . . . . .  4
        Regulation . . . . . . . . . . . . . . . . . . . . . . . . . .  5
        Governmental Monetary Policies . . . . . . . . . . . . . . . .  5
        Competition  . . . . . . . . . . . . . . . . . . . . . . . . .  5
        Effect of Interest Rates . . . . . . . . . . . . . . . . . . .  5
        Risks of Mortgage Banking Operation  . . . . . . . . . . . . .  6
        No Assurance of Public Trading Market  . . . . . . . . . . . .  6
        Risks Related to the Year 2000 Problem . . . . . . . . . . . .  7

   IF YOU HAVE QUESTIONS CONCERNING THE PLAN . . . . . . . . . . . . .  8

   DESCRIPTION OF THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN  .  8
        Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
        Advantages to Participants . . . . . . . . . . . . . . . . . .  8
        Administration . . . . . . . . . . . . . . . . . . . . . . . .  9
        Participation  . . . . . . . . . . . . . . . . . . . . . . . .  9
        Enrollment Procedures  . . . . . . . . . . . . . . . . . . . . 10
        Dividend Reinvestment Feature  . . . . . . . . . . . . . . . . 11
        Stock Purchase Feature . . . . . . . . . . . . . . . . . . . . 12
        Purchases of Common Stock  . . . . . . . . . . . . . . . . . . 13
        Certificate Issuance . . . . . . . . . . . . . . . . . . . . . 15
        Safekeeping  . . . . . . . . . . . . . . . . . . . . . . . . . 16
        Sales of Shares  . . . . . . . . . . . . . . . . . . . . . . . 17
        Termination of Participation in the Plan by the Participant  . 17
        Pledging Account Balances  . . . . . . . . . . . . . . . . . . 17
        Names on Plan Accounts . . . . . . . . . . . . . . . . . . . . 17
        Reports to Participants  . . . . . . . . . . . . . . . . . . . 18
        Termination of Participation in the Plan by the Company  . . . 18
        Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
        Federal Income Tax Consequences  . . . . . . . . . . . . . . . 19
        Other Information  . . . . . . . . . . . . . . . . . . . . . . 20

   LIMITATION OF LIABILITY . . . . . . . . . . . . . . . . . . . . . . 21

   USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . 22

   PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . 22

   DESCRIPTION OF CAPITAL STOCK  . . . . . . . . . . . . . . . . . . . 22

   EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

   LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

                            AVAILABLE INFORMATION

        The Company files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's Regional Offices located at Northwest Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and at the 13th Floor, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov. In addition, such reports, information statements and other information concerning the Company can be inspected at the principal offices of the Company, 121 West Lincoln Highway, DeKalb, Illinois 60115.

        The Company has filed with the SEC a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "1933 Act") with respect to the Common Stock being offered pursuant to the dividend reinvestment feature of the Plan. The Company has filed with the SEC a Registration Statement on Form S-8 under the 1933 Act with respect to the Common Stock being offered pursuant to the stock purchase feature of the Plan. This Prospectus omits certain information contained in the Registration Statements pursuant to the rules and regulations of the SEC, and reference is made to the Registration Statements, including the exhibits thereto, for further information with respect to the Company and the Common Stock offered hereby. Statements contained in this Prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. Copies of the Registration Statements and the exhibits thereto may be inspected without charge at offices of the SEC, and copies of all or any portion thereof may be obtained from the SEC upon payment of the prescribed fees or from the internet site referenced above.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents, previously filed by the Company with the SEC under the 1934 Act, are incorporated herein by reference:

        (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;
        (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;
        (3)  the Company's Current Report on Form 8-K dated June 24,
             1998; and

        (4) the description of the Common Stock contained in the Corporation's Registration Statement on Form 8A dated April 24, 1995.

        All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock under the Plan, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document, which is also or is deemed to be incorporated by reference, modifies or replaces such statement.

        THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE DOCUMENTS THAT THIS PROSPECTUS INCORPORATES). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: OFFICE OF THE CONTROLLER, CASTLE BANCGROUP, INC., 121 WEST LINCOLN HIGHWAY, DEKALB, ILLINOIS, 60115; TELEPHONE (815) 758-7007.

                                 THE COMPANY

        The Company is a Delaware corporation and registered bank holding company located in DeKalb, Illinois. The Company is a multi-bank holding company with four subsidiary community banks: First National Bank In DeKalb/Sycamore, The Sandwich State Bank, Castle Bank Harvard, N.A. and The Bank of Yorkville. The Company's non-bank subsidiaries include Castle Finance Company, with seven locations in north central Illinois, and CasBanc Mortgage, Inc., with six locations in Chicago, the Chicago suburbs and Merrillville, Indiana. The Company's registered office is located at 121 West Lincoln Highway, DeKalb, Illinois 60115; telephone number: (815) 758-7007.

                             PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this Prospectus. It is not a complete summary of all the information contained in this Prospectus. You should therefore read this Prospectus in its entirety.

   PURPOSE OF THE PLAN.........  The purpose of the Plan is to provide the shareholders of the Company with a
                                 convenient way to reinvest all or a
                                 portion of the cash dividends paid on
                                 Common Stock in additional shares of
                                 Common Stock, and to provide Eligible

                                 Employees and Eligible Directors a
                                 method of purchasing Common Stock,
                                 without brokerage fees or commissions.

                                 Effective February 1, 1999, the Plan
                                 will replace the Castle BancGroup, Inc.
                                 Employee Stock Purchase Plan (the
                                 "ESPP") currently offered by the
                                 Company. All accounts and all elections and authorizations under the ESPP automatically will continue under the Plan, and participants in the ESPP will continue as Participants in the Plan.
                                 No action by current participants in the ESPP is required to continue participation in the Plan. If, after reviewing this Prospectus, participants in the ESPP do not wish to continue participation in the Plan, a written withdrawal notice should be submitted to the Agent at the address noted on page 6 of this Prospectus.

   ELIGIBILITY FOR DIVIDEND
   REINVESTMENT................  Any person or entity who is a record holder of Common Stock is eligible to
                                 participate in the dividend reinvestment feature of the Plan, provided that (i) such person or entity fulfills the prerequisites for participation described below under "Enrollment Procedures" and (ii) in the case a citizen or resident of a country other than the United States, its territories or possessions, such person's participation would not violate local laws applicable to the Company, the Plan or the Participant.

   ELIGIBILITY FOR
   STOCK PURCHASE..............  Each person employed by the Company or a subsidiary of the Company ("Eligible
                                 Employee") may participate as of the
                                 first day after completing 90 calendar
                                 days of employment with the Company.

                                 Each person who is not employed by the
                                 Company or a subsidiary and who serves
                                 on the Board of Directors of the Company or on the Board of Directors of a subsidiary of the Company ("Eligible Director") may participate as of the first day after completing 90 calendar days of service with the Company.

   SECURITIES OFFERED UNDER
   THE PLAN..................... 150,000 shares of Common Stock under the dividend reinvestment feature of the
                                 Plan and 150,000 shares of Common Stock
                                 under the stock purchase feature of the
                                 Plan.

   PURCHASE PRICE............... The Fair Market Value of a share of
                                 Common Stock on the applicable purchase
                                 date.  See Question 13 for a definition
                                 of "Fair Market Value".

   PURCHASE DATE................ The purchase date for shares purchased under the dividend reinvestment feature
                                 of the Plan will be the dividend payment date.

                                 The purchase date for shares purchased
                                 under the stock purchase feature of the
                                 Plan will be the last business day of
                                 each month.

   TRANSFER AGENT AND
   REGISTRAR.................... American Stock Transfer and Trust Co. of
                                 New York, New York (the "Agent") acts as the transfer agent and registrar for the Common Stock.

   ADDRESS OF PRINCIPAL
   EXECUTIVE OFFICES............ 121 West Lincoln Highway, DeKalb,
                                 Illinois 60115.  Telephone (815) 758-
                                 7007.


                                RISK FACTORS

        You should consider carefully the following risk factors and the other information in this Prospectus before deciding to invest in the Common Stock.

   RISK OF OPERATIONS

        The Company is subject to the risks generally associated with the operation of banking and financial services businesses, including uncertainty of revenue to meet fixed obligations, changes in local market conditions, changes in the habits of the public, increases in tax rates and other operating expenses and changes in governmental rules and fiscal policies, which may result in uninsured losses, and other factors which may be beyond the control of the Company.

   REGULATION

        The Company's businesses are subject to various state and federal laws and regulations which govern the various aspects of its businesses. An adverse change in these laws or regulations could have a material adverse effect on the Company's profitability.

   GOVERNMENTAL MONETARY POLICIES

        In addition to the effect of general economic conditions, the earnings of the Company are affected by the fiscal and monetary policies of the Federal Reserve System which regulates the national money supply. The techniques used by the Federal Reserve System include setting the reserve requirements of banks and establishing the discount rate on bank borrowings. The Federal Reserve System also conducts open market operations in United States Government securities. The policies of the Federal Reserve System have a direct effect on the amount of bank loans and deposits, and the interest rates charged and paid thereon. While the impact of the current economic climate and the policies of the Federal Reserve System and other regulatory authorities upon the future business and earnings of the Company cannot be accurately predicted, such factors can materially affect the revenues and income of banking institutions.

   COMPETITION

        The Company faces intense and increasing competition both in making loans and in attracting deposits and in engaging in its other lines of business. The Company's market area has a large number of financial institutions, some of which have greater financial resources, name recognition and market presence than the Company, and all of which are competitors of the Company to varying degrees. Particularly intense competition exists for deposits and the origination of all of the loan products offered by the Company. The Company's competition for loans comes principally from commercial banks, savings and loan associations, savings banks, mortgage banking companies, finance companies and credit unions. The Company's most direct competition for deposits historically has come from commercial banks, savings and loan associations, savings banks and credit unions. In addition, the Company faces increasing competition for deposits from non-bank institutions such as brokerage firms, insurance companies, money market mutual funds, other mutual funds (such as corporate and government securities funds) and annuities. Trends toward the consolidation of the banking industry and the lifting of interstate banking and branching restrictions may make it more difficult for institutions such as the Company, to compete effectively with large national and super-regional banking institutions.

   EFFECT OF INTEREST RATES

        The Company's profitability is substantially dependent on its net interest income, which is the difference between the interest income received from its interest-earning assets and the interest expense incurred in connection with its interest-bearing liabilities. The mismatch between maturities and interest rate sensitivities of balance sheet items (i.e. interest-earning assets and interest-bearing liabilities) results in interest rate risk, which risk will change as the level of interest rates changes. Changes in interest rates also can affect the amount of loans originated by a banking institution, as well as the value of its loans and other interest-earning assets and the resultant ability to realize gains on the sale of such assets. Changes in interest rates also can result in the flow of funds away from banking institutions into investments in U.S. Government and corporate securities, and other investment vehicles which, because of the absence of federal insurance premiums and reserve requirements among other reasons, generally can pay higher rates of return than banking institutions.

   RISKS OF MORTGAGE BANKING OPERATION

        Mortgage-banking activities impact the Company's results of operations. The Company's mortgage-banking operations conducted through CasBanc Mortgage, Inc. (a wholly owned-subsidiary of the Company) involve the origination, purchase and sale of mortgage loans for the purpose of generating income from the sale of mortgage loans into the secondary market. The profitability of CasBanc's mortgage-banking operations depends in a large part on managing volume of loan originations, purchases and sales and the expenses associated with such activity so that gains on the sale of loans together with fee income exceeds the costs of this activity. Changes in the level of interest rates and the condition of the local and national economies affect the amount of loans originated or purchased by CasBanc and demanded by the investors to whom the loans are sold. Generally, CasBanc's loan origination, purchase and sale activity and, therefore, its results of operations, may be adversely affected by an increasing interest rate environment to the extent such environment results in decreased loan demand by borrowers and/or investors. Accordingly, the volume of loan originations, purchases, and sales and the profitability of this activity can vary significantly from period to period. In addition, CasBanc's (and therefore the Company's) results of operations are affected by the amount of non-interest expenses associated with mortgage-banking activities, such as compensation and benefits, occupancy and equipment expenses and other variable operating costs. During periods of reduced loan demand, CasBanc's (and therefore the Company's) results of operations may be adversely affected to the extent that it is unable to reduce fixed expenses commensurate with the decline in loan originations.

   NO ASSURANCE OF PUBLIC TRADING MARKET

        Current pricing information on the Common Stock is available in the "pink sheets" published by National Quotation Bureau Inc. The "pink sheets" is an unorganized over-the-counter market which provides significantly less liquidity than established stock exchanges or the

   NASDAQ National Market, and quotes for stocks included in the "pink sheets" are not listed in the financial sections of newspapers as are those for established stock exchanges and the NASDAQ National Market. Therefore, prices for securities traded solely in the "pink sheets" may be difficult to obtain. Purchasers of the Common Stock offered hereby may be unable to resell such Common Stock at any price.

        In the absence of any active market for the Common Stock, the purchase price for newly issued or treasury shares of Common Stock hereunder will be established from time to time by the Board of Directors. See "Description of the Dividend Reinvestment and Stock Purchase Plan -- Purchases of Common Stock -- What is the price of shares purchased under the Plan?" The price established by the Board may not be representative of a price established by a willing buyer and a willing seller. Purchasers of Common Stock under the Plan may not be able to sell their shares at the price they paid for such shares.

   RISKS RELATED TO THE YEAR 2000 PROBLEM

        Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. This is commonly called the "Year 2000 Problem". The Year 2000 Problem affects virtually all companies to varying degrees. Like other financial institutions and business organizations and individuals, the Company could be adversely affected if the computer systems used by the Company and Company's service providers fail to properly process and calculate date-related information and data from and after January 1, 2000. The Company is taking steps to address the Year 2000 Problem with respect to its computer systems and is seeking assurances from the Company's major service providers that they are taking comparable steps. No assurance can be given that these steps will be sufficient to avoid any adverse impact on the Company.

                  IF YOU HAVE QUESTIONS CONCERNING THE PLAN

        Please address all correspondence concerning the Plan to the
   Agent:

   By Regular Mail:                  By Hand, Courier or Registered Mail:
   ---------------                   -----------------------------------
   American Stock Transfer and       American Stock Transfer and
     Trust Co.                         Trust Co.
   Dividend Reinvestment Department  Dividend Reinvestment Department
   40 Wall Street, 46th Floor        6201 15th Avenue
   New York, New York 10005          Brooklyn, New York 11219

        Please mention Castle BancGroup, Inc. in all your correspondence and, if you are a participant in the Plan, give the number of your account. If you prefer, you may call American Stock Transfer and Trust Co. for general questions on shareholders services at 1-800-937-5449 and for dividend reinvestment plan matters at 1-800-278-4353, or send correspondence via facsimile to (718) 921-8367.

      DESCRIPTION OF THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

        The following is a description, in question and answer form, of the provisions of the Plan offered to holders of the Common Stock and to Eligible Employees and Eligible Directors. A holder of the Company's Common Stock who does not elect to participate in the Plan will continue to receive cash dividends by check.

   PURPOSE

        1.   What is the purpose of the Plan?
             --------------------------------

        The purpose of the Plan is to provide: (i) shareholders of the Company with a simple and convenient method to invest cash dividends in the Company's Common Stock without payment of any brokerage commissions or service charges; and (ii) Eligible Employees and Eligible Directors a simple and convenient method to purchase Common Stock without payment of any brokerage commissions or service charges.

   ADVANTAGES TO PARTICIPANTS

        2.   What are the advantages of enrollment in the Plan?
             --------------------------------------------------

        Participants may reinvest all or a portion of cash dividends paid on Common Stock registered in their names in additional shares of Common Stock without the payment of any brokerage commissions or other charges.

        Participants who are Eligible Employees or Eligible Directors may purchase Common Stock without the payment of any brokerage commissions or other charges.

        Participants may receive, upon written request to the Agent, certificates for whole shares of Common Stock credited to their Plan accounts.

        Participants may deposit certificates representing shares of Common Stock into the Plan for safekeeping.

        Participants are provided with regular statements to update and record each transaction under the Plan.

   ADMINISTRATION

        3.   Who administers the Plan?
             -------------------------

        Administration of the Plan is conducted by the individual (who may be an employee of the Company), bank, trust company, or other entity (including the Company) appointed from time to time by the Company to act as administrator of the Plan. The Company has appointed the Agent to administer the Plan, and, as such, keep records, send statements of accounts to Participants and perform other duties relating to the Plan. Shares of Common Stock purchased under the Plan are registered in the names of the Participants.
   Participants may contact the Agent as indicated on page 6 of this Prospectus.

        The Agent receives dividend payments on behalf of Participants and cash payments made by Participants, invests such amounts in shares of Common Stock, maintains account records for Participants and notifies Participants of transactions in, and the status of, their accounts. The Agent shall have no duties, obligations or liabilities with respect to the Plan except as are set forth in this Prospectus.

        All notices from the Agent to a Participant will be mailed to the Participant's address of record, and the mailing of a notice to a Participant's most recent address of record will satisfy the Company's obligation to provide notice to that Participant. Accordingly, a Participant should promptly advise the Agent of any change in his or her address.

   PARTICIPATION

        4.   Who is eligible to participate in the dividend reinvestment feature?
             -----------------------------------------------------------

        All record holders of the Common Stock (the "Record Holders") are eligible to participate in the dividend reinvestment feature of the

   Plan. There is no requirement to hold a minimum number of shares of the Common Stock. Beneficial owners of the Common Stock whose shares are held for them in registered names other than their own, such as the names of brokers, bank nominees or trustees, must, if they desire to participate in the Plan, either instruct the holder of record to join the Plan or have the shares transferred to their names.

        5.   Who is eligible to participate in the stock purchase
             feature?
             ----------------------------------------------------

        Each person employed by the Company or a subsidiary of the Company ("Eligible Employee") may participate in the stock purchase feature of the Plan as of the first day after completing 90 calendar days of employment with the Company.

        Each person who is not employed by the Company or a subsidiary and who serves on the Board of Directors of the Company, or on the Board of Directors of a subsidiary of the Company ("Eligible Director"), may participate in the stock purchase feature of the Plan as of the first day after completing 90 calendar days of service with the Company.

        An Eligible Employee or Eligible Director may participate in the stock purchase feature of the Plan even if he or she is not an existing holder of Common Stock. There is no requirement to hold a minimum number of shares of Common Stock for participation in the Plan.

   ENROLLMENT PROCEDURES

        6.   If eligible, how do I enroll and become a Participant?
             ------------------------------------------------------

        Eligible applicants may join the Plan at any time after being furnished with a copy of this Prospectus and by completing and signing an authorization card ("Authorization Card") in the manner set forth below. Request for copies of Authorization Cards, as well as copies of other Plan forms and this Prospectus, should be made in writing or by telephone to the Company's address and telephone number noted above.

        In order to become a Participant in the Plan, an eligible applicant must complete and sign the Authorization Card and return it to the Company and (i) elect to have cash dividends paid on Common Stock of which such applicant is the record holder invested in Common Stock, (ii) elect to make cash purchases of Common Stock (if an Eligible Employee or Eligible Director) and/or (iii) deposit certificates representing shares of Common Stock in the Plan for safekeeping.

        Authorization Cards will be processed as promptly as practicable. A person will become a Participant after a properly completed
   Authorization Card has been received and accepted by the Company and the Agent.

        7.   What details are included on the Plan Authorization Card?
             ---------------------------------------------------------

        If a participant elects "Full Dividend Reinvestment," the Authorization Card directs the Agent to apply toward the purchase of additional shares of Common Stock all cash dividends paid on all shares then or subsequently registered in the participant's name.

        If a participant elects "Partial Dividend Reinvestment", the Authorization Card directs the Agent to apply cash dividends paid on the number of shares specified on the Authorization Card toward the purchase of additional shares of Common Stock.

        If an eligible participant elects the "Stock Purchase" feature, the Authorization Card directs the Agent to apply optional cash payments made by the participant toward the purchase of additional shares of Common Stock.

   DIVIDEND REINVESTMENT FEATURE

        8.   When will participation in the Dividend Reinvestment feature begin?
             ------------------------------------------------------------

        Participation in the dividend reinvestment feature of the Plan will begin with the first dividend payment after the shareholder joins the Plan, provided that his or her Authorization Card was received on or before the record date for such dividend.

        Dividends declared on the Common Stock are usually paid on the first day of July and January. The record date for such dividend will occur no earlier than the fifteenth (15th) day prior to the dividend payment date.

        Shareholders are cautioned that the Plan does not represent a change in the Company's dividend policy or a guarantee of future dividends, which will continue to depend upon the Company's earnings, financial condition and other factors.

        9.   How are Plan options on dividend reinvestment changed?
             ------------------------------------------------------

        A Participant may change the reinvestment level (i.e., full, partial or none) of cash dividend payments on Common Stock held in his name by delivering written instructions or a new Authorization Card to the Agent. To be effective with respect to a particular cash dividend payment, the instructions or Authorization Card must be received by the Agent on or before the record date relating to such cash dividend payment. If such instructions are not received by the Agent on or before the record date, the instructions will not become effective until after such dividend is paid. The shares of Common Stock purchased with such funds will be credited to the Participant's Plan account.

   STOCK PURCHASE FEATURE

        10. Who may make cash purchases of Common Stock under the stock purchase feature?
             -----------------------------------------------------------

        Only Eligible Employees and Eligible Directors (as defined above) who elect to participate in the Plan may elect to make cash purchases of Common Stock. Each such cash purchase must be at least a minimum amount of $5 and a maximum annual limitation of $15,000. (As noted below, the $15,000 limit is an initial limitation that may be changed from time to time by the Company's Board of Directors.) The Company reserves the right to return to Participants amounts which exceed the maximum annual amount.

        11.  How are cash purchases of Common Stock made?
             --------------------------------------------

        A cash purchase may be made by an Eligible Employee or an Eligible Director as follows:

        a. When enrolling in the Plan, by enclosing a check or money order payable in United States dollars (payable to "ASTC/Castle BancGroup, Inc.") with the Authorization Card that is returned to the Company. Thereafter, optional cash purchases may be made through the use of a Cash Payment Form which will be attached to each statement of account. All cash payments are subject to collection by the Agent of full face value in U.S. funds. The method of delivery of any cash payment is at the election and risk of the Participant and will be deemed received when actually received by the Agent. If the delivery is by mail, it is recommended that the Participant use properly insured, registered mail with return receipt requested.

        b. An Eligible Employee who becomes a Participant may purchase shares of the Company's Common Stock through regular payroll deductions. After a Participant's Authorization Card has been received by the Company and the authority for the payroll deduction has been noted on the Company's payroll records, the Company will begin withholding the amount authorized by the Participant on his Authorization Card from the Participant's next paycheck. The withholding will continue to be made from each paycheck that the Participant receives. The Participant may authorize deductions in even multiples of $5 from a minimum of $5 per pay period. The amount withheld will be forwarded to the Agent to pay for the purchase of Common Stock for the Participant's account under the Plan.

   PURCHASES OF COMMON STOCK

        12.  When and how are purchases of Common Stock made?
             ------------------------------------------------

        Purchases under the dividend reinvestment feature will be made on the applicable dividend payment date at the price in effect on that dividend payment date. Purchases under the stock purchase feature will be made on the last business day of each month at the price in effect on that purchase date, provided that cash payments must be received by the Agent no later than the purchase date. No interest will be paid on funds held by the Agent pending investment.

        Upon a Participant's written request received by the Agent no later than the business day prior to the applicable purchase date, cash payments not yet invested in Common Stock will be returned to the Participant. However, no refund of a check or money order will be made until the funds from such instruments have been actually collected by the Agent.

        For both dividend reinvestment and stock purchase features, the shares of Common Stock purchased for Participants under the Plan will be either newly issued shares or shares held in the treasury of the Company or, at the option of the Company, shares of Common Stock purchased in the open market or in privately negotiated transactions by the Agent. Until such time as an active market in the Common Stock develops, all purchases under the Plan will be satisfied with newly issued shares or treasury shares.

        With regard to open market purchases of Common Stock, neither the Company, the Agent, nor any Participant will have any authority or power to direct the time or price at which shares may be purchased, the markets on which the shares are to be purchased, or the selection of the broker or dealer (other than the Agent) through or from whom purchases may be made. The Agent may commingle each Participant's funds with those of other Participants for the purpose of executing purchase transactions. Dividend and voting rights will commence upon settlement, whether shares are purchased from the Company or any other source.

        13.  What is the price of shares purchased under the Plan?
             -----------------------------------------------------

        Until such time as an active market in the Common Stock develops, all purchases under the Plan will be satisfied with newly issued shares or treasury shares. The purchase price per share of newly issued or treasury shares of Common Stock for each purchase transaction will be 100% of the "Fair Market Value" on the dividend payment date for dividend reinvestment share purchases and the last business day of the month for shares purchased under the stock purchase feature.

        With respect to newly issued or treasury shares, "Fair Market Value" as of any date means:

        a. Until the Company's Board of Directors determines an active market has been established for the Company's Common Stock, the Fair Market Value will be the fair market value of the Common Stock on the applicable date as determined, from time to time, in good faith by the Board of Directors utilizing the "Valuation Methodology", as such term is defined below. Stockholders may contact the Controller of the Company (telephone: (815) 754-8043) during regular business hours for the current Board - established Fair Market Value.

             Valuation Methodology means a method of valuation utilizing analysis of two types of information. First, the Company's Board of Directors analyzes recent trade information to the extent there have been recent trades in the Company's Common Stock and such information is available to the Company. The Board focuses not just on the actual price of these trades but, to the extent it can obtain such information, also on the other circumstances surrounding the trade. Such circumstances could include, for example, the number of shares involved, the relationship, if any, between the seller and the buyer and whether there may be specific reasons for the sale which would not be applicable to the market for the Common Stock in general. Second, the Company's Board of Directors analyzes publicly available information on prices at which shares of common stock of its peers have traded in recent trades. The Board identifies this group of peers from time to time by looking for bank holding companies that have similar financial, geographic and trading market characteristics as the Company. From this peer group information, the Board determines the appropriate multiple to be applied to the Company's (i) last-twelve months earnings per share, (ii) book value per share and
   (iii) tangible book value per share in order to derive a fair market value per share. In assigning a fair market value to the Common Stock, the Company's Board of Directors may give greater weighting to certain of the above described criteria than to others. This weighting may change from time to time depending upon both internal and external economic and financial conditions existing at the time the analysis is conducted. THE PRICE ESTABLISHED BY THE BOARD MAY NOT BE REPRESENTATIVE OF A PRICE ESTABLISHED BY A WILLING BUYER AND A WILLING SELLER. PURCHASERS OF COMMON STOCK UNDER THE PLAN MAY NOT BE ABLE TO SELL THEIR SHARES AT THE PRICE THEY PAID FOR SUCH SHARES.

        b. If the Company's Board of Directors determines that an active over-the-counter market has been established but sales prices are not regularly reported for the shares, the "Fair Market Value" price will be determined by using the average of the mean between the bid and asked price for the shares at the close of trading in the over-the-counter market for the ten (10) consecutive trading days immediately preceding such date.

        c. If the shares of Common Stock are listed on a national securities exchange or traded in the over-the-counter market and the

   Company's Board of Directors determines that sales prices are regularly reported for the shares, the Fair Market Value will be determined by using the average of the closing or last prices of the shares on the Composite Tape or other comparable reporting system for the ten (10) consecutive trading days immediately preceding such date.

        With respect to shares purchased on the open market or in privately negotiated transactions, the "Fair Market Value" means the weighted average price per share of the aggregate number of shares purchased with respect to the relevant investment date.

        14.  How many shares may a Participant purchase using the
             dividend reinvestment feature, and if eligible, the stock purchase feature?
             ---------------------------------------------------------

        The maximum number of shares of Common Stock with respect to which dividends may be reinvested through the Plan by an individual Participant will be established from time to time by the Company's Board of Directors. Initially, the Company's Board of Directors has chosen not to limit share purchases through dividend reinvestment.

        The maximum annual dollar limitation for cash purchases under the stock purchase feature will be established from time to time by the Company's Board of Directors. The initial annual maximum for cash purchases under the Plan will be $15,000.

        The amount of a Participant's dividend dedicated to the Plan cannot exceed the net dividend payable after the Company has deducted any applicable taxes. Each Participant's account will be credited with the number of shares, calculated to three decimal points, equal to the total amount invested by him divided by the applicable purchase price per share. For example, if a shareholder invests his $100 dividend to purchase shares at a price of $17 per share, his account will be credited with 5.882 shares (i.e., $100 divided by $17).

   CERTIFICATE ISSUANCE

        15. Are stock certificates issued for shares of Common Stock purchased under the Plan?
             --------------------------------------------------------

        Unless a Participant makes a specific request, certificates will not be issued for Common Stock purchased pursuant to the Plan. The number of shares held under the Plan will be shown on the Participant's statement of account. However, except as indicated below, a Participant may receive certificates for shares accumulated in his account under the Plan at any time by sending a written request to the Agent.

        Requests for issuance of certificates of shares of Common Stock which are received by the Agent less than 48 hours prior to a record date will not be processed until all the dividends have been paid for the related dividend payment date and any additional cash purchases have been made.

        If a request for stock certificates on which cash dividends are being reinvested is received by the Agent on or after the record date but before the related dividend payment date, the dividends paid on the dividend payment date will be invested in Common Stock through the Plan, and (i) if the Participant's request covers less than all of the shares of Common Stock credited to his account, the withdrawal of such shares will be processed after the dividend payment date and the shares purchased with the reinvested dividends will be credited to the Participant's account or (ii) if the Participant's request covers all of the shares of Common Stock credited to his account, the request will not be processed until after the dividends have been invested in Common Stock through the Plan, at which time certificates representing all of the shares credited to his account, including the shares purchased with the reinvested dividends, will be sent to the Participant or other designated recipient.

        Certificates representing whole shares of Common Stock withdrawn from the Plan will be sent to the Participant or designated recipient by First Class Mail as soon as practicable following the Agent's receipt of the required documentation, subject to the provisions of the preceding paragraph. Certificates for fractions of shares will not be issued. Withdrawal of shares of Common Stock does not affect reinvestment of dividends on such withdrawn shares unless (i) the Participant is no longer the record holder of such shares; (ii) the reinvestment is changed by the Participant by delivering a new Authorization Card to the Agent; or (iii) the Participant terminates participation in the Plan.

   SAFEKEEPING

        16.  Are safekeeping services available?
             -----------------------------------

        At the time of enrollment, or at any later time, a Participant may take advantage of the Plan's safekeeping services. Common Stock held in certificate form by a Participant may be deposited into the Plan, to be held by the Agent, by delivering a complete Authorization Card and the Common Stock certificates to the Agent. Such certificates should not be endorsed. The shares of the Common Stock so deposited will be transferred into the name of the Agent, as custodian, and credited to the Participant's account. Thereafter, such shares of Common Stock will be treated in the same manner as shares of Common Stock purchased under the Plan and credited to the Participant's account.

   SALES OF SHARES

        17.  How are shares of Common Stock sold?
             ------------------------------------

        Sales of Common Stock held in the Plan are the responsibility of the Participant. To sell Common Stock held in the Plan, the Participant must request stock certificates. (See Question 15 above.)

   TERMINATION OF PARTICIPATION IN THE PLAN BY THE PARTICIPANT

        18. When and how may a Participant terminate his participation in the Plan?
             ----------------------------------------------------------

        A Participant may terminate his participation in the Plan at any time, by giving written instructions to the Agent. Upon receipt of such instructions, the Participant will receive (i) a certificate for all of the whole shares of Common Stock credited to his account; (ii) a check for any cash payments credited to his account; and (iii) a check for the cash value of any fraction of a share of Common Stock based on the Fair Market Value as of the date of termination.

   PLEDGING ACCOUNT BALANCES

        19.  Can a Participant's Plan Account be Pledged?
             --------------------------------------------

        No. The shares of Common Stock credited to the account of a Participant may not be pledged. A Participant who wishes to pledge his or her shares must request that certificates for such shares be withdrawn from the Plan and issued in his or her name.

   NAMES ON PLAN ACCOUNTS

        20.  Under whose name are the Plan accounts maintained?
             --------------------------------------------------

        Plan accounts will be maintained under the same name(s) that appears on the shareholder's certificates as of the time the Participant enters the Plan. Consequently, certificates for shares held by the Agent under the Plan will be registered in the same name when issued.

        Upon written request, certificates will be registered and issued in names other than the account name, subject to compliance with any applicable laws and the payments by the Participant of any applicable taxes, provided that the request meets with the usual requirements of the Company for the recognition of a transfer of Common Stock of the Company.

        If a Participant wishes to transfer, whether by gift, sale or otherwise, ownership of all or a portion of the shares of Common Stock credited to his account to the account of another Participant or to establish an account for a person not already a Participant, the Participant may do so by delivering written instructions and a stock assignment form to the Administrator. No fraction of a share of Common Stock may be transferred unless the Participant's entire account is transferred.

   REPORTS TO PARTICIPANTS

        21.  What reports will be sent to Participants in the Plan?
             ------------------------------------------------------

        Each Participant in the Plan will receive a statement of account describing cash dividends received, the cash payments received (if any), the number of shares purchased, the price per share and total shares accumulated under the Plan as promptly as practicable after each purchase. These statements will provide a continuing record of the dates and cost of purchases and should be retained for income tax purposes. In addition, each Participant will also receive copies of all communications sent to the holders of the Common Stock. This may include the Company's quarterly reports to shareholders, annual report to shareholders, notices of shareholder meetings, proxy material and Internal Revenue Service information for reporting dividends paid.

        All notices, Statements of Account, and other communications from the Agent to the Participant will be addressed to the latest address of record. Therefore, it is important that a Participant promptly notify the Agent of any change of address.

   TERMINATION OF PARTICIPATION IN THE PLAN BY THE COMPANY

        22.  Can the Company terminate a shareholder's participation in the Plan?
             ----------------------------------------------------------

        Yes. If a participant does not have at least one whole share of Common Stock credited to his account, participation in the Plan may be terminated by the Company upon written notice to the Participant. In addition, the Company reserves the right, in its sole discretion, to terminate a shareholder's participation in the Plan for any reason, after written notice is mailed in advance to the Participant.

        In either case, a Participant whose participation is terminated will receive (i) a certificate for all of the whole shares of Common Stock credited to his account; (ii) a check for any cash payments credited to his account; and (iii) a check for the value of any fractional shares credited to his account, based on the Fair Market Value on such date of such termination.

   COSTS

        23.  What costs will the Company pay?
             --------------------------------

        The Company will pay all administrative costs and expenses associated with the Plan. In addition, the Company will pay any brokerage commissions and any applicable transfer taxes and service charges relating to shares purchased in the open market under the Plan.

   FEDERAL INCOME TAX CONSEQUENCES

        24.  What are the federal income tax consequences of
             participation in the Plan?
             -----------------------------------------------

        The value of the shares acquired under the Plan through the reinvestment of dividends will be included in a Participant's gross income as a dividend even though no such amount is actually received by the Participant in cash. If shares are acquired in the open market a Participant will also be required to include in income for federal income tax purposes an allocable share of any brokerage commissions incurred to purchase such shares.

        A Participant's tax basis for shares of Common Stock purchased under the Plan will be equal to the price at which the shares are credited by the Agent to a Participant's account. If shares are purchased in the open market, the allocable shares of any brokerage commissions incurred are added to a Participant's tax basis. Shares of Common Stock purchased under the Plan will have a holding period beginning on the day after the shares are allocated to the Participant's account.

        A Participant will not realize any taxable income when he receives certificates for whole shares credited to his account under the Plan. Gain or loss will be recognized by the Participant when he sells such whole shares or when a fractional share credited to his account is sold pursuant to the terms of the Plan.

        THE ABOVE DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. PARTICIPANTS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES OF A PARTICULAR TRANSACTION.

   OTHER INFORMATION

        25.  May the Plan be changed or discontinued?
             ----------------------------------------

        The Company may suspend, modify, discontinue or terminate the Plan at any time, in whole or in part, in respect of Participants in one or more jurisdictions, without the approval of the Participants. Notice of such suspension, modification, discontinuation, or termination will be sent to the affected Participants, who will in all events have the right to withdraw from the Plan. No such action will prejudice retroactively any interests of any Participants. Upon any whole or partial termination of the Plan by the Company, each affected Participant will receive (i) a certificate for all of the whole shares of Common Stock credited to his account and (ii) a check for the cash value of any fraction of a share of Common Stock credited to his account. Any fraction of a share will be valued in accordance with Question 13 above as of such termination.

        26.  How is the Plan to be interpreted?
             ----------------------------------

        The officers of the Company are authorized to take such action to carry out the Plan as may be consistent with the Plan's terms and conditions. The Company reserves the right to interpret and regulate the Plan as the Company deems desirable or necessary in connection with the Plan's operations and any such determinations will be final.

        27.  Who bears the risk of market price fluctuations in the
             Common Stock?
             ------------------------------------------------------

        A Participant's investment in Common Stock pursuant to the Plan will be no different from investment in directly held shares. The Participant will bear the risk of loss and will realize the benefits of any gain from market price changes with respect to all such shares held by him in the Plan or otherwise. THE SHARES ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY. PARTICIPATION IN THE PLAN INVOLVES INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

        28. What happens if the Company issues a stock dividend or declares a stock split?
             ------------------------------------------------------

        Any shares representing stock dividends or stock splits with respect to shares of Common Stock held in the Participant's Plan account will be automatically enrolled in the Plan.

        29. If the Company issues rights to purchase securities to the shareholders of the Company, how will the rights applicable to Plan shares be handled?
             -----------------------------------------------------------

        If the Company makes rights available to the holders of the Common Stock to purchase additional shares of Common Stock or any other securities of the Company, the Company will grant the rights accruing to shares of Common Stock held in each Participant's account. The Participant will then have the opportunity to exercise his rights with respect to shares held under the Plan until the expiration of the rights offering.

        30. How will shares held in the Participant's Plan account be voted at meetings of shareholders?
             ---------------------------------------------------------

        A Participant will be entitled to vote the shares of Common Stock held in his account. If a Participant holds shares under the Plan on a record date for a meeting of shareholders, the Participant will be sent proxy material with respect to that meeting. A Participant may vote in person or by proxy at any such meeting.

        31.  Do any limitations apply to sales of Common Stock?

        Generally a shareholder may freely sell shares of Common Stock acquired under the Plan. If, however, a shareholder is an "affiliate" of the Company, he may not reoffer or resell shares of Common Stock acquired under the Plan pursuant to this Prospectus by use or delivery of this Prospectus. An affiliate of the Company may resell Common Stock only pursuant to a registration statement or in accordance with Rule 144 or another available exemption under the 1933 Act. The Company has neither an obligation nor any present intention to prepare and file a separate prospectus to facilitate reoffers and resales by affiliates. An "affiliate" generally includes any control person or person who, directly or indirectly, has the power to direct or cause the direction of the management and policies of the Company. Whether a person is an "affiliate" depends on all the facts and circumstances. In general, any director or 10% shareholder of the Company or any officer who performs a policy-making function for the Company is presumptively an affiliate.

                           LIMITATION OF LIABILITY

        Neither the Company, the Agent (including the Company if it is acting as such) in administering the Plan, nor the Agent shall be liable for any act done in good faith or for the good faith omission to act in connection with the Plan. However, nothing contained herein shall affect a Participant's right to bring a cause of action based on alleged violations of federal securities laws.

                               USE OF PROCEEDS

        If newly issued shares or treasury shares of Common Stock are purchased under the Plan directly from the Company, the Company intends to use substantially all of the net proceeds from such sale for general corporate purposes, including advances to or investments in subsidiaries. Management, however, has discretion in determining the actual manner in which such net proceeds will be applied. The precise use, amounts and timing of the application of the proceeds will depend upon, among other things, the funding requirements of its subsidiaries, the availability of other funds and the existence of business opportunities.

                            PLAN OF DISTRIBUTION

        The Common Stock being offered hereby is offered pursuant to the Plan, the terms of which provide for the purchase of shares of Common Stock, either newly issued shares or shares held in the treasury of the Company, directly from the Company or, at the Company's option, by the Agent in the open market or in privately negotiated transactions.

        The Company will pay all administrative costs and expenses associated with the Plan. In addition, the Company will pay any brokerage commissions and any applicable transfer taxes and service charges related to shares purchased under the Plan in the open market.


                        DESCRIPTION OF CAPITAL STOCK

        The Company's certificate of incorporation authorizes the issuance of 5,000,000 shares of Common Stock, par value $.33 per share, of which 2,169,427 were issued and outstanding on September 30, 1998. The description of the Common Stock is incorporated by reference into this Prospectus. See "Incorporation of Certain
   Documents by Reference" for information on how to obtain a copy of this description.

                                   EXPERTS

        The consolidated financial statements of Castle BancGroup, Inc. as of December 31, 1997 and 1996, and for each of the three-year periods ended December 31, 1997, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                                LEGAL MATTERS

        Certain legal matters in connection with the Common Stock offered hereby have been passed upon for the Company by Schiff Hardin & Waite, Chicago, Illinois.

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

   ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth all expenses in connection with the distribution of the shares of Common Stock being registered. All amounts shown below are estimates, except the registration fee:

        Registration fee of Securities and Exchange Commission . . . $849
        Accountants' fees and expenses . . . . . . . . . . . . . . $5,000
        Legal fees and expenses  . . . . . . . . . . . . . . . .  $20,000
        Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . $5,000

             TOTAL   . . . . . . . . . . . . . . . . . . . . . .  $30,849

   ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. Article 6 of the By-Laws of the Registrant and Article Eleventh of the Restated Articles of Incorporation of the Registrant provide for the indemnification of directors and officers of the Registrant to the fullest extent permitted by Section 145.

   ITEM 16. EXHIBITS

        The Exhibits filed herewith are set forth on the Index to Exhibits filed as a part of this Registration Statement.

   ITEM 17.  UNDERTAKINGS

        The undersigned registrant hereby undertakes:

             1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   PROVIDED, HOWEVER, that paragraphs 1(a) and 1(b) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

             3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

             Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of DeKalb, and State of Illinois, on this 17th day of December, 1998.

                                      CASTLE BANCGROUP, INC.
                                      (Registrant)



                                      By:  /s/ John W. Castle
                                           -----------------------------
                                           John W. Castle
                                           Chairman of the Board and
                                           Chief Executive Officer


                              POWER OF ATTORNEY

        Each person whose signature appears below appoints John W. Castle, as such person's true and lawful attorney to execute in the name of each such person, and to file, any amendments to this Registration Statement that such attorney will deem necessary or desirable to enable the Registrant to comply with the Securities Act, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto, in connection with the registration of the shares of Common Stock of the Registrant that are subject to this Registration Statement, which amendments may make such changes in such Registration Statement as the above-named attorney deems appropriate, and to comply with the undertakings of the Registrant made in connection with this Registration Statement; and each of the undersigned hereby ratifies all that said attorney will do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                Title                      Date
        ---------                -----                      ----

   /s/ John W. Castle            Chairman of the Board,     December 17, 1998
   ------------------------      Chief Executive Officer
       John W. Castle            and Director
                                (Principal Executive
                                 Officer)

   /s/ Micah R. Bartlett         Vice President and         December 17, 1998
   ------------------------      Controller

       Micah R. Bartlett         (Principal Financial
                                 Officer and Controller)


   /s/ Bruce P. Bickner          Director                   December 17, 1998
   ------------------------
       Bruce P. Bickner


   /s/ Robert T. Boey            Director                   December 17, 1998
   ------------------------
       Robert T. Boey


   /s/ Kathleen L. Halloran      Director                   December 17, 1998
   ------------------------
       Kathleen L. Halloran


   /s/ Peter H. Henning          Director                   December 17, 1998
   ------------------------
       Peter H. Henning


   /s/ Donald E. Kieso           Director                   December 17, 1998
   ------------------------
       Donald E. Kieso


   /s/ Richard C. McGinity       Director                   December 17, 1998
   ------------------------
       Richard C. McGinity

                              INDEX TO EXHIBITS



        EXHIBIT
        INDEX                         Exhibit
        -------   -------------------------------------------------

        3.1* Articles of Incorporation of the Company, as amended. Filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q under the Securities Exchange Act of 1934 for the quarter ended March 31, 1997 (File No. 0-25914).

        3.2* By-Laws of the Company. Filed as Exhibit 3.2 to the Annual Report on Form 10-K under the Securities
                  Exchange Act of 1934 for the year ended December 31, 1997 (File No. 0-25914).

          4       Form of Castle BancGroup, Inc. Dividend
                  Reinvestment and Stock Purchase Plan (included as the Prospectus set forth herein).

          5       Opinion of Schiff Hardin & Waite.

         23.1     Consent of KPMG LLP.

         23.2     Consent of Schiff Hardin & Waite
                  (included in its opinion filed as
                  Exhibit 5).

         24       Powers of Attorney (as set forth in the
                  signature pages hereto).




   ------------------------
   *  Incorporated herein by reference as indicated.